Exhibit 99.1

Oncor Allen Nye, Chief Executive Officer, Oncor June 28, 2018

Attractive Markets | Texas

Oncor Electric

- ~10M consumers and ~3.5M meters
- Fully deployed and integrated Advanced Meter System
- Total rate base of $11.6B[1]
- Lowest delivery rates of any investor-owned utility in Texas[2]
- Serves 4 of the 10 fastest growing counties in America[3]

Economy

- 10th largest economy in the world | 2nd largest economy in the U.S.[4]
- Population expected to grow from ~27M in 2018 to ~54M by 2050[5]
- Dallas | Ft. Worth is the largest growing metropolitan area in the nation[3]

Key Customer Trends – Drive New Capital Opportunities

- Texas continues to lead the nation in terms of renewable power[6]
- Strong utility-scale renewables growth within ERCOT
- High growth across entire service territory, particularly in the Permian Basin
- Expected electric vehicle infrastructure growth in Oncor's service territory



El Paso
Midland/ Odessa
Dallas
Tyler
Waco
Austin
San Antonio
Houston
Oncor Service Territory

2002	2007	2008	2009	2018
Retail competition begins in Texas	Leveraged buyout and establishment of ringfence	Began deploying advanced T+D network system technology	Development of 1,000+ miles of Competitive Renewable Energy Zone transmission lines	Completion of ~80% acquisition by Sempra

1) Year-end rate base as of 12/31/2017, excludes CWIP.
2) As of March 1, 2018, based on 1,300 kWh monthly usage, including all non-bypassable charges.
3) U.S. Census Data, Mar-2018.
4) Bureau of Economic Analysis (BEA) "Bearfacts" (March 2018) and International Monetary Fund (IMF) Data Mapper, utilizing World Economic Outlook Data (April 2018).
5) Texas State Demographer population forecast.
6) ERCOT Quick Facts, Apr-2018.

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Oncor Operations

Lowest Cost Electric IOU in Texas

Total Residential Wires Charges (Texas IOUs)[1]


$48.40
$51.25
$58.88
$60.36
$62.05
Oncor
TNMP
Centerpoint
AEP North
AEP Central

Operational Highlights

- Safety | Currently top-decile performance in lost time injury rates
- Reliability | Investments driving Oncor to top-quartile performance in industry
- Customer | Market Operations | Meeting targeted performance on all PUCT-defined customer and market performance metrics

Transmission

- Operates ~16,000 miles of transmission lines
  - Standard voltages of 345, 138 and 69 kV
  - Over 1,000 transmission and distribution substations
  - Oncor system peak demand of more than 25,000 MWs (~35% of ERCOT)

Distribution

- Operates ~118,000 miles of distribution lines
  - Main load center includes Dallas | Ft. Worth metro
  - ~70% of distribution lines are overhead
- Fully deployed, and integrated advanced meters
- Deployment of smart grid across system in process

1) As of March 1, 2018, based on 1,300 kWh monthly usage, including all non-bypassable charges.

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Constructive Regulatory Environment

Positive and constructive relationship with all stakeholders, including:

- Public Utility Commission of Texas (PUCT) Commissioners
- PUCT Staff
- Cities Served by Oncor (Cities)
- Texas Industrial Energy Consumers (TIEC)
- Office of Public Utility Counsel (OPUC)

Settled rate case approved by the PUCT in Oct-2017

- Base rate increase of $118M
- 42.5% equity capital structure (previous 60% | 40%; current 57.5% | 42.5%)
- 9.8% approved ROE
- ~$1B in regulatory assets approved for recovery
- New rates effective November 27, 2017

Rate case included successful $400M asset swap with Sharyland Utilities

- Sharyland received $400M of Oncor transmission assets
- Oncor received ~54k new distribution customers, located primarily in the Permian Basin


PUBLIC UTILITY COMMISSION
OF TEXAS

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Oncor | Rate Base Growth Drives Future Earnings

Key Assumptions in 2018-2020 Plan:

- Authorized ROE = 9.8%
- 42.5% equity capital structure
- Timely Transmission Cost Of Service and Distribution Cost Recovery Factor tracker recovery of grid investments[1]
- 2% premise growth with 1.5% load growth

Highlights of 2018-2020 Plan:

- Rate base expected to grow at ~6% CAGR[2]
- Oncor expected earnings (Sempra's 80.25% Share)[3]:
  - $320M - $360M in 2018 (partial year)
  - $425M - $465M in 2019
  - $460M - $500M in 2020
- Significant investment in transmission expansion
- Two-thirds of capital plan is related to supporting growth


2018-2022 Projected Rate Base(4)
($B)
~6% CAGR(2)
$16
$14
$12
$10
$8
$6
$4
$2
$0
$12.6
$15.8
2018
2022

1) Transmission Cost of Service is a charge from Transmission Service Providers to Distribution Service Providers. Distribution Cost Recovery Factor is an interim surcharge from Distribution Service Providers to retail customers (Retail Electric Providers) for incremental changes in distribution-related investments between rate cases.
2) CAGR is calculated based on the projected rate base figures 2018–2022.
3) Oncor's earnings forecasts are based on certain assumptions and actual earnings may be materially less than forecasted.
4) Rate base figures represent 100% of Oncor's year-end rate base, excluding CWIP.

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Oncor | 2018-2020 Capital Plan(1) 2018-2020 Capital Plan ($B)(2) ~$5.1B Transmission Expansion $2.2 Transmission Maintenance 0.4 Distribution Expansion 1.1 Distribution Maintenance 0.8 Automation 0.2 Information Technology 0.4 Total ~$5.1B 1) Represents 100% of Oncor capital expenditures 2018-2020. Sempra’s 80.25% ownership would be off-balance sheet. 2) Category spend could vary slightly based on needs of the business. However, spend differences among categories will be immaterial to plan. 21

Oncor | Incremental Capital Investments(1) Potential investments incremental to 2018 - 2020 Capital Plan Potential Incremental Descriptions Investment ($M)(2) Transmission Expansion Greenfield and brownfield projects supporting growth primarily in Dallas | Ft. Worth | West Texas $500 - $550 Expected merchant plant interconnection growth Distribution Expansion New residential and business growth across Oncor’s service territory 100 - 200 Significant growth in West Texas oil and gas infrastructure Infrastructure Maintenance and Technology Critical facilities upgrades and replacement of aging equipment 100 - 200 Modify distribution facilities impacted by transmission expansion Upgrade and improvement of IT systems Total $700M - $950M 1) Each of these potential investments is subject to subsequent review by the PUCT and the amounts of the investments may differ materially from these estimates. 22 2) Represents 100% of Oncor estimated investment opportunities 2018-2020. Sempra’s 80.25% ownership would be off-balance sheet.

Investment Rationale

Oncor is Well-Positioned for Growth

- Lowest cost provider in Texas
- Growing service territory
  - Population expected to grow from ~27M in 2018 ~54M by 2050[1]
  - Home to 23 Fortune 500 companies
  - Dallas | Ft. Worth is the largest growing metropolitan area in the nation[2]
  - 3 of the 10 fastest growing cities in America[2]
  - Serves 4 of the 10 fastest growing counties in America[2]
  - 2% premise growth with 1.5% load growth
- Robust 2018-2020 capital plan
  - ~$5.1B 2018-2020 capital plan, with significant investment in transmission expansion
  - Significant additional incremental capital investment opportunities
- Constructive regulatory environment
  - Efficient transmission and distribution capital trackers
- Expected ~6% rate base CAGR[3] and strong projected 2018-2020 earnings growth

WE DELIVER.

ONCOR®

1) Texas State Demographer population forecast.
2) U.S. Census Data, Mar-2018.
3) CAGR is calculated based on the projected rate base figures 2018–2022.

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